Exhibit 99.1
NANOPHASE ANNOUNCES FOURTH QUARTER AND 2006 RESULTS
52% Fourth Quarter Revenue Growth; 32% Annual Revenue Growth
Romeoville, IL, February 22, 2007 — Nanophase Technologies (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced fourth quarter and fiscal 2006 results.
For the quarter ending December 31, 2006, total revenue was $2.17 million compared to $1.43 million for the fourth quarter of 2005, representing a 52% revenue increase year-over-year (YOY) and the highest fourth quarter revenue in the Company’s history. Nanophase reported a fourth quarter 2006 net loss of $1.6 million, or $0.08 per share, compared with a net loss for the 2005 fourth quarter of $1.4 million, or $0.07 per share. The Company noted that fourth quarter 2006 expenses were negatively impacted by compensation expense accruals, including noncash charges for option accounting expenses under new accounting rules, one time expenses for discontinuing patent applications that are no longer of value due to advances in the Company’s technologies, and increased legal and audit expenses, amounting to $395,000 or $0.02 per share of the loss.
For the year ended December 31, 2006, Nanophase’s revenue increased to $9.0 million, compared to $6.8 million in 2005, representing total revenue growth of 32% YOY. During 2006, gross margin on sales increased to 22% of revenue versus 14% in 2005, for a gross margin improvement greater than 50%. For 2006, Nanophase reported a net loss of $5.2 million, or $0.28 per share, compared with a net loss of $5.4 million, or $0.30 per share in 2005. Comparing the periods the Company noted that 2006 loss per share was negatively impacted by compensation expense accruals and patent cost, as described above, by $0.04 per share.
“Nanophase experienced substantial revenue growth and continued its multi-year tradition of solid manufacturing improvement over the past year,” stated Joseph Cross, Nanophase’s president and CEO. “During 2006, the Company achieved record year-over-year revenues for each quarter and finished with a strong second half where product sales increased 51% compared to the same period in 2005. Entering 2007, we believe that Nanophase is well-positioned for continuing revenue growth.”
Selected highlights for the Fourth Quarter and Year End 2006:
1.	Intellectual property growth: As of February 1, 2007, Nanophase owns or licenses 18 U.S. patents and patent applications, two of which have been issued or allowed in 2006, and 48 foreign patents and patent applications, three of which have been issued or allowed during 2006. Product development teams from Nanophase and its market partners have generated eleven patent applications during 2006 focused on nanomaterial product applications.

2.	Received a $5 million strategic investment from Rohm and Haas to extend its global partnership for the use of new nanomaterials and nanomaterial dispersions for semiconductor polishing (CMP).

3.	Received a long-term supply agreement with Roche Diagnostics to supply nanomaterials for medical diagnostics.

4.	Received a long-term supply agreement with BASF to supply patented and patent-pending surface engineered nanoparticles for BASF’s Z-Cote® MAX and T-Lite® MAX brands.

5.	Increased capacity: Based on potential market demand for dispersed nanomaterials in coating additives and architectural coatings, Nanophase added additional manufacturing equipment to support projected volume growth.

6.	Continued improving the Company’s technology: Implemented the second generation NAS reactor and made significant progress on the third generation PVS reactor design, planned to be in production trials during mid-2007.

7.	Received recertification for the Company’s facilities and processes to ISO9001:2000, the internationally recognized standard of manufacturing and quality excellence, and ISO14001:2004, the international environmental management standard.

8.	Achieved over 700,000 man-hours worked without a lost time accident.

9.	Launched Nanophase’s first textile application: Launched Belfasun™, advertised by Cognis as the world’s first sun-protective cotton treatment, for details visit www.cognis.com/framescout.html?/textiles/Home.htm.
Nanophase plans to provide additional information during its conference call on February 22 at 4:00 PM CST (5:00 PM EST) and encourages its stockholders and other interested parties to attend. The call may be accessed through Nanophase’s website, www.nanophase.com, and clicking on the line under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through March 1, 2007, by dialing 706-645-9291 and entering code 8935175, or by logging onto the Nanophase website and following the above instructions. The conference call transcript will also be posted on the Company’s website within three days after the conference call.
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 18 United States and 48 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings or on its website.
This press release contains words such as “expects”, “shall”, “will” , “believes” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10Q filed November 7, 2006 and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies. Based on the detailed financial statements accompanying this release, the Company’s results are stated in approximate terms herein with earnings per share as fully diluted.

NANOPHASE TECHNOLOGIES CORPORATION
BALANCE SHEETS

	As of December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$132,387	$340,860
Investments	8,434,793	8,168,092
Trade accounts receivable, less allowance for doubtful accounts of $22,000 and $24,000 on December 31, 2006 and 2005, respectively	1,459,391	1,180,117
Inventories, net	923,223	801,217
Prepaid expenses and other current assets	534,407	414,363

Total current assets	11,484,201	10,904,649

Equipment and leasehold improvements, net	7,608,326	6,587,787
Other assets, net	651,218	680,908

	$19,743,745	$18,173,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$200,254
Current portion of capital lease obligations	32,972	—
Current portion of deferred other revenue	127,273	56,757
Accounts payable	478,694	285,076
Accrued expenses	1,643,585	1,152,127

Total current liabilities	2,282,524	1,694,214

Long-term debt, less current maturities and unamortized debt discount	1,383,707	1,265,875
Long-term portion of capital lease obligations	50,552	—
Deferred other revenue, less current portion	201,515	293,243

	1,635,774	1,559,118

Commitments and contingencies:	—	—

Stockholders’ equity:
Preferred stock, $.01 par value; 24,088 authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value; 30,000,000 shares authorized; 18,995,581 and 17,976,592 shares issued and outstanding on December 31, 2006 and December 31, 2005, respectively	189,956	179,766
Additional paid-in capital	78,380,962	72,307,887
Accumulated deficit	(62,745,471)	(57,567,641)

Total stockholders’ equity	15,825,447	14,920,012

	$19,743,745	$18,173,344

NANOPHASE TECHNOLOGIES CORPORATION
STATEMENTS OF OPERATIONS

	Years ended December 31,
	2006	2005	2004
Revenue:
Product revenue	$8,612,705	$6,444,444	$4,253,478
Other revenue	378,133	357,463	954,456

Total revenue	8,990,838	6,801,907	5,207,934

Operating expense:
Cost of revenue	7,057,707	5,827,719	5,125,216

Gross Profit	1,933,131	974,188	82,718

Research and development expense	2,127,862	1,934,528	1,929,348
Selling, general and administrative expense	5,302,836	4,422,011	4,361,357
Lease accounting adjustment	—	279,810	—

Loss from operations	(5,497,567)	(5,662,161)	(6,207,987)
Interest income	366,701	295,935	171,582
Interest expense	(52,469)	(50,273)	(74,277)
Other, net	5,505	32,888	(306,273)

Loss before provision for income taxes	(5,177,830)	(5,383,611)	(6,416,955)
Provision for income taxes	—	—	(30,000)

Net loss	$(5,177,830)	$(5,383,611)	$(6,446,955)

Net loss per share-basic and diluted	$(0.28)	$(0.30)	$(0.37)

Weighted average number of common shares outstanding	18,344,334	17,937,932	17,266,228